                               VOTING TRUST AGREEMENT

     Agreement, dated as of May 27, 1998, between each of the record owners of shares of common stock of Sunrise International Leasing Corporation, a Delaware corporation (the "Corporation"), that are listed on schedule 1 to this agreement and others who may become parties to this agreement in the manner hereinafter provided (the "Shareholders"), and Peter J. King (the "Sole Voting Trustee") and King Management Corporation, a Minnesota corporation (the "Substitute Voting Trustee") (the Sole Voting Trustee and Substitute Voting Trustee, when acting hereunder are referred to as the "Voting Trustee");

     WHEREAS, the Shareholders deem it to be in their mutual best interests to combine the voting power of the shares of the Corporation's common stock owned by them and vest such voting power in the Voting Trustees as provided in this agreement; and

     WHEREAS, the Sole Voting Trustee and Substitute Voting Trustee are willing to act in such capacity pursuant to the terms of this agreement.

     NOW THEREFORE, in consideration of the premises, the respective commitments and undertakings of the Shareholders and the Sole Voting Trustee and Substitute Voting Trustee set forth in this agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders and the Sole Voting Trustee and Substitute Voting Trustee agree as follows:

     1. DELIVER OF SHARES. Concurrently with the execution of this agreement, each Shareholder shall transfer and deliver to the Voting Trustee stock certificates evidencing the number of shares of the Corporation's common stock as is set forth on schedule 2, which certificates shall be properly endorsed for transfer on the books of the Corporation, and the Voting Trustee shall hold and deal with such certificates in the manner contemplated by this agreement.

     2. VOTING TRUST CERTIFICATES. Upon receipt from the Shareholders of stock certificates for shares of the Corporation's common stock, the Voting Trustee shall deliver or cause to be delivered to the Shareholders a voting trust certificate or certificates for the number of shares that is represented by the stock certificate or certificates so deposited with the Voting Trustee. The voting trust certificates shall be in substantially the following form:

                               VOTING TRUST CERTIFICATE

                             FOR SHARE OF COMMON STOCK OF
                      SUNRISE INTERNATIONAL LEASING CORPORATION
                               (A DELAWARE CORPORATION)

               (Under Voting Trust Agreement Dated as of May 27, 1998)

     No.___                                                 ________ Shares

     This certifies that ______________________ has deposited _______________
shares of common stock of Sunrise International Leasing Corporation, a Delaware corporation (the "Corporation"), with the Voting Trustee hereinafter named, pursuant to an agreement dated ______, 199__, between certain shareholders of the Corporation and the Voting Trustee (the "Agreement"). This certificate and the interest represented thereby is transferable only on the books of the Voting Trustee upon the presentation and surrender of this certificate. The holder of this certificate shall be subject to all the terms and conditions of the Agreement and shall be entitled to the benefits thereof.

     IN WITNESS WHEREOF, the Voting Trustee have caused this certificate to be signed this ____ day of _________________.

                                        ____________________________________
                                        Peter J. King, Sole Voting Trustee

     In the event of a stock split, stock dividend or distribution of shares of any class of the Corporation, the Voting Trustee shall issue additional certificates to the registered holders of outstanding voting trust certificates, which additional certificates shall be modified as necessary to indicate the class of shares so represented and to reflect the interests of the Shareholders in the shares of the Corporation's stock held by the Voting Trustee.

     3. TRANSFER OF VOTING TRUST CERTIFICATES. Subject to any transfer restrictions set forth in the Articles of Incorporation and Bylaws of the Corporation now or hereafter and transfer restrictions imposed by applicable securities laws, the Shareholders shall be at liberty to sell or transfer the voting trust certificates as they determine to be proper. The voting trust certificates issued by the Voting Trustee may be transferred on the books of the Voting Trustee upon the surrender to the Voting Trustee of such certificates, which have been properly endorsed by the registered holders. Title to the voting trust certificates when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of negotiable instruments.

     Every transferee of a voting trust certificate shall, by the acceptance of such certificate, become a party to this agreement with the effect that such transferee shall deem to be an original party to this agreement and shall be regarded as a Shareholder for all purposes of this agreement.

     4. SHAREHOLDERS' RIGHTS. The record ownership of the shares of stock of the Corporation for which certificates have been deposited with the Voting Trustee shall be vested in the Voting Trustee and shall be transferred into the name of the Voting Trustee upon the books of the Corporation. The Voting Trustee shall, as to all shares of stock so held by the Voting Trustee, possess and be entitled to exercise all shareholders' rights of every kind, including the right to vote and the right to take part in, or consent to, any corporate or shareholders' action including a merger, exchange or consolidation involving the Corporation or the sale, lease, transfer or other disposition of all or substantially all of the Corporation's assets, except as such right is specifically limited by this agreement.

     The holders of the voting trust certificates shall not have any right, with respect to any shares of stock held by the Voting Trustee, to vote such shares or to take part in or consent to any corporate or shareholders' action of the Corporation.

     The Voting Trustee may deliver the shares of stock subject to this agreement to the Corporation for exchange or surrender pursuant to any amendments to the articles of incorporation, plan of reclassification, merger, consolidation, liquidation or dissolution of the Corporation.

     5. SUCCESSION OF TRUSTEES. Upon the death or resignation of the Sole Voting Trustee, or during any period that the Sole Voting Trustee is determined to be incapacitated or incompetent as hereinafter provided, the Substitute Voting Trustee is appointed to act as the Voting Trustee hereunder. If at any time there is no Voting Trustee acting hereunder, this Voting Trust shall thereupon terminate as provided in section 13.

     The incapacity or incompetency of the Sole Voting Trustee shall bee determined by the Substitute Voting Trustee, after consultation with a licensed physician who has examined the Sole Voting Trustee.

     6. EXERCISE OF VOTING RIGHTS BY VOTING TRUSTEE. The Voting Trustee shall vote on matters which may come before him at any shareholders' meeting and shall exercise his best judgment from time to time to select suitable directors to the end that the affairs of the Corporation shall be properly managed.

     The Voting Trustee may vote all shares of stock held by the Voting Trustee in person or by such person or persons as the Voting Trustee shall select as the Voting Trustee's proxy.

     When the Substitute Voting Trustee is acting as the Voting Trustee, all shares of stock held by the Voting Trustee shall be voted by the Chief Executive Officer of the Substitute Voting Trustee or by another authorized representative appointed by a written instrument signed by a majority of the members of the Board of Directors of the Substitute Voting Trustee. If the Board of Directors of the Substitute Voting Trustee is divided equally as to appointment of an authorized representative to vote the shares of stock held by the Voting Trustee or as to the right and manner of voting shares of stock held by the Voting Trustee, the vote of the stock in either such case shall be divided equally among the members of the Board of Directors of the Substitute Voting Trustee.

     7. EXCULPATION. The Voting Trustee shall not be liable for any error of judgment or mistake of law, or other mistake, and shall incur no responsibility as stockholder, trustee or otherwise, except for the Voting Trustee's own individual malfeasance.

     8. COMPENSATION; EXPENSE REIMBURSEMENT. The Voting Trustee shall not be entitled to any compensation for the Voting Trustee's services, but shall be reimbursed by the Shareholders, on a pro rata basis, for any expenses or liabilities incurred by the Voting Trustee in connection with the Voting Trustee's duties under this agreement, including the disbursements and reasonable compensation of the Voting Trustee's agents, attorneys, employees and officers whom the Voting Trustee may employ in carrying out the terms and provisions of this agreement.

     The Voting Trustee shall be entitled to reimbursement for all expenses incurred in the performance of the Voting Trustee's duties, out of any monies held or received by the Voting Trustee as distributions with respect to any shares held in the voting trust created by this agreement.
     9. DISTRIBUTIONS. The holder of each voting trust certificate shall be entitled to receive, from time to time, payments equal to the dividends or distribution payable in cash or property (other than shares of any class of the Corporation), if any, collected by the Voting Trustee, as is specified in such voting trust certificates, subject to the ratable payment of expenses of the Voting Trustee.

     10. RESTRICTION ON TRANSFER OF SHARES. During the term of this agreement, the Shareholders shall not be entitled to sell their respective shares of Corporation stock. The Voting Trustee shall not be entitled to transfer the shares of Corporation stock registered in the Voting Trustee's name to any other person, including the Shareholder from whom such shares were received. However, notwithstanding the foregoing restriction, the Voting Trustee shall be entitled to vote to approve a merger or sale of the Corporation or the sale, lease, transfer or other disposition of all or substantially all of the Corporation's assets.

     11. INSPECTION OF AGREEMENT. A copy of this agreement and any amendment of this agreement shall be filed by the Voting Trustee in the registered office of the Corporation in Delaware and shall be available during business hours for inspection by the Corporation's shareholders or by the trust certificate holders.

     12. AMENDMENT. If at any time the Voting Trustee shall deem it advisable to amend this agreement, the Voting Trustee shall submit such amendment, in writing, to the holders of voting trust certificates for their approval. Such amendment shall become effective when signed by the Shareholders and a copy has been filed in the registered office of the Corporation in Delaware.

     13. TERM; TERMINATION. The term of this agreement shall commence on the date hereof and shall extend through December 31, 2007. Notwithstanding the foregoing, the term of this agreement shall automatically terminate prior to the expiration of the term in the event that (a) the Voting Trustee elects at any time to terminate this agreement, (b) the Sole Voting Trustee shall have resigned as Voting Trustee or died or been determined to be incompetent or incapacitated as provided in section 5 and the Substitute Voting trustee has been dissolved and liquidated, (c) the Corporation is dissolved and liquidated, or (d) no Voting Trustee is acting hereunder.

     At any time after such termination, the holders of voting trust certificates shall be entitled, upon surrender of such certificates to the Corporation for cancellation, to receive certificates for the number of shares of the Corporation's common stock represented by their respective voting trust certificates. For the purpose of transferring such certificates upon termination, the officers of the Corporation shall be deemed to be the Trustee for that purpose and that purpose only, and any one of such officers shall have the power to make such transfer without the consent of any other officer.

     14. ACCEPTANCE BY VOTING TRUSTEE. The Sole Voting Trustee and Substitute Voting Trustee each hereby accepts the trust created by the terms of this agreement and agrees to perform their respective duties hereunder.

     15. MISCELLANEOUS. This agreement shall be construed and enforced in accordance with the laws of the state of Delaware. This agreement shall evidence the complete understanding and agreement among the parties hereto relative to the matters discussed herein and supersedes all prior written or oral agreements or understandings relative to such matters. This agreement and any amendment hereof may be executed in multiple counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one instrument. "King Management Corporation" includes King Management Corporation, a Minnesota Corporation, any successor entity to King Management Corporation by merger, consolidation, change of name or state of incorporation.

               [THE BALANCE OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date set forth in the first paragraph.

                                  VOTING TRUSTEES




                                         SOLE VOTING TRUSTEE;


                                         /s/  Peter J. King
                                         ---------------------------------
                                         Peter J. King



                                         SUBSTITUTE VOTING TRUSTEE:



                                         KING MANAGEMENT
                                         CORPORATION


                                         By  /s/  Peter J. King
                                             -----------------------------
                                              Its  CEO
                                                  ------------------------




                                         And  /s/  James C. Teal
                                              ----------------------------
                                              Its  Controller
                                                  ------------------------

                                         SHAREHOLDERS


                                         /s/  Peter J. King
                                         ---------------------------------
                                         Peter J. King



                                         WILLIAM B. KING STOCK TRUST:



                                         /s/   Stephen D. Higgins
                                         ---------------------------------
                                         Stephen D. Higgins, Trustee


                                         RUSSELL S. KING STOCK TRUST:


                                         /s/   Stephen D. Higgins
                                         ---------------------------------
                                         Stephen D. Higgins, Trustee



                                         PETER J. KING 1996 GRANTOR
                                         RETAINED ANNUITY TRUST:


                                         /s/   Stephen D. Higgins
                                         ---------------------------------
                                         Stephen D. Higgins, Trustee


                                         KING MANAGEMENT CORPORATION


                                         /s/   Peter J. King
                                         ---------------------------------
                                         Peter J. King, CEO

                                     SCHEDULE 1
                                     ----------


Shareholders                                              Number of shares
------------                                              ----------------

Peter J. King                                                  246,823
William B. King Stock Trust                                  1,304,956
Russell S. King Stock Trust                                  1,270,783
Peter J. King 1996 Grantor Retained Annuity Trust              276,235
King Management Corporation                                    282,000
